Exhibit 99.1

American Access Technologies, Inc. and M&I Electric Industries, Inc. Sign Definitive Merger Agreement

Keystone Heights, FL – December 4, 2006 – (PrimeNewswire) - American Access Technologies, Inc. (NASDAQ: AATK) announced today that it had entered into a definitive agreement with M&I Electric Industries, Inc., a Texas-based privately held provider of electrical products and services to the energy industry, pursuant to which M&I will be merged with a subsidiary of American Access.

Under the terms of the merger agreement, M&I’s shareholders will receive shares of American Access common stock such that the M&I shareholders would own approximately 80% of the total diluted shares, determined on the treasury stock method, of American Access to be issued and outstanding following the merger. American Access will not be required to issue more than 32,000,000 shares of common stock to the shareholders of M&I in connection with the transaction.

The transaction has been approved by the boards of directors of American Access and M& I and requires the approval of both company’s shareholders and satisfaction of other conditions to closing. Accordingly, investors are advised that there can be no assurance that the acquisition will be completed.

American Access will schedule a special meeting of its shareholders to vote upon certain proposals required to complete the transaction and expects to complete the transaction during the first quarter of 2007.

Investor Notice: American Access Technologies, Inc. intends to file a proxy statement and other documents with the Securities and Exchange Commission in relation to the merger transaction with M&I Electric Industries, Inc. Investors and shareholders are urged to carefully read these documents when they become available because they will contain important information concerning American Access Technologies, Inc., M&I Electric Industries, Inc. and the proposed merger. A definitive proxy statement will be sent to shareholders of American Access seeking their approval of the transactions required in connection with the transaction. Investors and security holders may obtain a free copy of the proxy statement (when it is available) and other documents filed by American Access containing information about the transaction, without charge, at the SEC's website at http://www.sec.gov. Copies of the American Access proxy statement and the SEC filings that will be incorporated by reference in the proxy statement may also be obtained free of charge by directing a request to Joseph McGuire, CFO of American Access, at (352) 473-6673, by e-mail to jmcguire@aatk.com, or by mail to 6670 Spring Lake Road, Keystone Heights, Florida 32656 or by accessing its website at http://www.aatk.com. Investors and shareholders are urged to read the proxy statement and other relevant materials when they become available before making any voting or investment decision with respect to the merger.

American Access Technologies, Inc., its officers and directors and M&I, its officers and directors may be deemed to be participants in the solicitation of proxies fromthe shareholders of American Access in connection with the proposed transaction. Information about these persons and a description of their direct or indirect interests, by security holdings or otherwise, in the merger transaction will be included in the American Access proxy statement referred to above. Additional information regarding the directors and officers of

American Access can be found in American Access’ Annual Report on Form 10-KSB filed with the SEC. This document is available free of charge at the SEC’s web site at http://www.sec.gov and from American Access as provided above., This announcement shall not constitute an offer to sell or the solicitation of an offer to buy any securities. The securities to be offered have not been, and will not be, registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

This press release contains forward-looking statements or predictions, including statements regarding the potential closing of the proposed merger between American Access and M&I. Actual results may differ from the forward-looking statements due to a number of factors, including the possibility that the proposed transaction with M&I may not be consummated for any number of reasons including, without limitation, the failure of American Access and M&I to obtain approval of the proposed transaction from their respective shareholders or the failure of either party to satisfy the conditions to the closing.

Company Contact: Joe McGuire, Chief Financial Officer

(352) 473-6673/ jmcguire@aatk.com